UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	000-30106	93-1269184
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (Zip Code)

Tel. (541) 686-8685

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 6, 2015, Pacific Continental Corporation, Eugene, Oregon (“Pacific Continental”), and its subsidiary, Pacific Continental Bank, completed their pending acquisition of Portland, Oregon-based Capital Pacific Bancorp (“Capital Pacific”) and its wholly-owned subsidiary, Capital Pacific Bank, pursuant to an Agreement and Plan of Merger dated as of November 19, 2014 (the “Merger Agreement”).

Capital Pacific shareholders were entitled to elect to receive either cash, shares of Pacific Continental common stock, or a combination of 40% in the form of cash and 60% in the form of Pacific Continental common stock, for each share of Capital Pacific common stock, as set forth in the Merger Agreement. Final results of the elections made by shareholders of Capital Pacific for the form of consideration to be received in connection with the merger, and the results of applying the proration and allocation formulas set forth in the Merger Agreement, as stock consideration was undersubscribed, were announced in a press release dated March 10, 2015.

The information furnished under Item 8.01 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of Pacific Continental under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

A copy of the press release announcing the final merger election results is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued March 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2015

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Michael A. Reynolds
Michael A. Reynolds
Executive Vice President
Chief Financial Officer
(Duly Authorized Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 10, 2015.